DUANE MORRIS LLP
111 S. CALVERT STREET
SUITE 2000
BALTIMORE, MD 21202

August 14, 2014

RAIT Financial Trust
Cira Centre, 2929 Arch Street, 17th Floor
Philadelphia, PA 19104

Re: Underwriting Agreement, dated August 11, 2014, between RAIT Financial Trust and the several underwriters listed on Schedule A thereto for whom Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Keefe, Bruyette & Woods, Inc., a Stifel Company are acting as the Representatives

Ladies and Gentlemen:

We have acted as your special Maryland counsel for the limited purpose of rendering certain opinions in connection with the sale and issuance of the Securities pursuant to the Underwriting Agreement, dated April 7, 2014, between RAIT Financial Trust (the “Company,” “you,” or “your”) and the several underwriters listed on Schedule A thereto for whom Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Keefe, Bruyette & Woods, Inc., a Stifel Company are acting as the Representatives (the “Underwriting Agreement”). Capitalized terms defined in the Underwriting Agreement and used (but not otherwise defined) herein are used herein as so defined. This opinion is being rendered to you for submission to the Commission (as herein defined) as an exhibit to the Registration Statement (as herein defined). In regard to rendering the opinions herein, you should note that we did not participate in any aspect of the drafting or negotiation of any of the Principal Agreements (as herein defined). The Securities will be issued pursuant to a base indenture, dated as of December 10, 2013, by and between the Company and Wells Fargo, National Association, as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture, dated as of December 10, 2013, as further amended and supplemented by the second supplemental indenture dated as of April 14, 2014, by and between the Company and the Trustee and as further amended and supplemented by the third supplemental indenture to be dated as of August 14, 2014, by and between the Company and the Trustee (the base and supplemental indentures together being, the “Indenture”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

(a) The Underwriting Agreement;

(b) The Indenture (together with the Underwriting Agreement, the “Principal Agreements”);

(c) The Securities;

(d) The Registration Statement on Form S-3 relating to the Securities (File Number 333-195547), that was declared effective by the Securities and Exchange Commission (the “Commission”) on May 13, 2014 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Commission, as such registration statement has been amended and supplemented to date (the “Registration Statement);

(e) The Amended and Restated Declaration of Trust, as amended, corrected and supplemented, of the Company (the “RAIT DoT”), certified as of May 22, 2014, by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”);

(f) The Article Supplementary of the Company, certified as of June 13, 2014 by the SDAT (the “June Art. Supp.” and together with the RAIT DoT, the “Declaration”);

(g) The Bylaws of the Company, certified as of the date hereof by the Secretary of the Company (the “Bylaws”)

(h) All resolutions adopted by the Board of Trustees of the Company, or committees thereof, relating to (i) the authorization, execution and delivery of the Principal Agreements and the transactions contemplated thereby, and (ii) the registration, sale and issuance of the Securities in accordance with the Indenture, each as certified as of the date hereof by the Secretary of the Company;

(i) A certificate of the SDAT as to the good standing of the Company, dated as of August 14, 2014; and

(j) A Certificate of Secretary executed by Raphael Licht, Secretary of the Company, dated as of the date hereof (the “Certificate”).

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the Certificate or comparable documents and upon the representations and warranties contained in the Underwriting Agreement and Indenture and other documents delivered pursuant thereto, and have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

We have also assumed that the Indenture has been duly authorized, executed and delivered by each party thereto other than the Company and constitutes the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Company is as a real estate investment trust validly existing and in good standing under the laws of the State of Maryland.

2. The Company has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

3. The Indenture has been duly authorized, executed and delivered by the Company.

4. The Securities have been duly authorized, executed, issued and delivered by the Company and constitute valid, legal and binding obligations of the Company, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

The opinions expressed herein are limited to the substantive laws of the State of Maryland, which, in our experience, without having made any special investigation as to the applicability of any specific law, rules or regulation, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws, rules or regulations of (i) the United States of America or (ii) the securities (or as they are known in the vernacular “blue sky”) laws of the State of Maryland, whether in any such case applicable directly or through the Applicable Laws. The opinions expressed herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

The opinions expressed herein are rendered solely for your benefit in connection with your issuance of the Securities. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of person whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Duane Morris LLP